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                                  EXHIBIT III


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   SCHEDULE 13D

                    Under the Securities Exchange Act of 1934
                             (Amendment No. _____)*

                            Exposaic Industries, Inc.
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                                (Name of Issuer)

                           Common Stock (No Par Value)
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                         (Title of Class of Securities)

                                   302163-10-0
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                                 (CUSIP Number)

                               Frances H. Johnson
                              Post Office Box 1037
                               Salisbury, NC 28144
                                  704-636-5231
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           (Name, Address and Telephone Number of Person Authorized to
                       Receive Notices and Communications)

                                    09-27-85
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            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of rule 13d-1(b)(3) or (4), check the following box. [ ]

Check the following box if a fee is being paid with the statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                        (Continued on following page(s))

                                Page 1 of 4 pages


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Cusip No. 302163-10-0                  13D                     Page 2 of 4 pages

1.       Names of Reporting Persons:
         I.R.S. Identification Nos. of above persons (entities only)

         Johnson Concrete Company, Inc.     56-0495-110

2.       Check the Appropriate Box if a Member of a Group (See Instructions):

                                                                       (a)  [ ]
                                                                       (b)  [X]

3.       SEC Use Only

4.       Source of Funds (See Instructions):    WC

5.       Check Box if Disclosure of Legal Proceedings Is Required Pursuant to
         Items 2(d) or 2(e):                                                [ ]

6.       Citizenship or Place of Organization:   North Carolina

Number of Shares Beneficially Owned by Each Reporting Person With:

7.       Sole Voting Power:    171,172

8.       Shared Voting Power:    0

9.       Sole Dispositive Power:   171,172

10.      Shared Dispositive Power:  0

11.      Aggregate Amount Beneficially Owned by Each Reporting Person:  171,172

12.      Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares
         (See Instructions):                                                [ ]

13.      Percent of Class Represented by Amount in Row (11):   11.1%

14.      Type of Reporting Person (See Instructions):   CO


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SCHEDULE 13D                                                         page 3 of 4


Item 1:

         Common Stock (No Par Value)
         Exposaic Industries, Inc.
         180 West Independence Boulevard
         Mount Airy, North Carolina  27030

Item 2:

         a.  Frances H. Johnson

         b.  1235 West Henderson Street
             Salisbury, North Carolina  28144

         c.  President
             Johnson Concrete Company
             205 Klumac
             Salisbury, North Carolina  28144
             (manufacturer of concrete products)

         d. The reporting person has not during the last five years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

         e. The reporting persons has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction which has resulted in being subject to a judgment decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         f.  United States

Item 3:

         The 171,172 shares owned by Johnson Concrete Company were purchased several years ago with corporate funds and are being held as an investment. Frances Johnson is president and principal shareholder of Johnson Concrete Company.

Item 4:

         See Item 3.

Item 5:

         a. Johnson Concrete Company has sole voting power and sole dispositive power of the 171,172 (11.1%) shares owned by it.

Item 6:

         Not applicable

Item 7:

         Not applicable.


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SCHEDULE 13D                                                        page 4 of 4


                                    SIGNATURE

         After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date:    September 27, 1995

Signature:  JOHNSON CONCRETE COMPANY

            BY:  /s/ Frances H. Johnson
                     President

Name:       Frances H. Johnson